CERTIFICATION

Re:      BANK 2024-BNK48, Commercial Mortgage Pass-Through Certificates, Series 2024-BNK48 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2024 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                    __________________________________________

            I, Jane Lam, certify that:

            1.         I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BANK 2024-BNK48 (the “Exchange Act periodic reports”);

            2.         Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3.         Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            4.         Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

            5.         All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Computershare Trust Company, National Association, as Trustee

•         Deutsche Bank National Trust Company, as NCB Co-Trustee

•         Computershare Trust Company, National Association, as Certificate Administrator

•         Computershare Trust Company, National Association, as Custodian

•         Trimont LLC, as Master Servicer (from 3/1/25 to 12/31/25)

•         Wells Fargo Bank, National Association, as Master Servicer (from 1/1/25 to 2/28/25)

•         National Cooperative Bank, N.A., as NCB Master Servicer

•         LNR Partners, LLC, as Special Servicer

•         National Cooperative Bank, N.A., as NCB Special Servicer

•         Park Bridge Lender Services LLC, as Operating Advisor

•         Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer

•         CoreLogic Solutions, LLC, as Servicing Function Participant

•         Trimont LLC, as Master Servicer under the WFCM 2024-C63 securitization, pursuant to which the following mortgage loans were serviced by such party: Grapevine Mills (from 3/1/25 to 12/31/25), Marriott Myrtle Beach Grande Dunes Resort (from 3/1/25 to 12/31/25), 610 Newport Center (from 3/1/25 to 12/31/25)

•         Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2024-C63 securitization, pursuant to which the following mortgage loans were serviced by such party: Grapevine Mills (from 1/1/25 to 2/28/25), Marriott Myrtle Beach Grande Dunes Resort (from 1/1/25 to 2/28/25), 610 Newport Center (from 1/1/25 to 2/28/25)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the WFCM 2024-C63 securitization, pursuant to which the following mortgage loans were serviced by such party: Grapevine Mills (from 1/1/25 to 12/31/25), Marriott Myrtle Beach Grande Dunes Resort (from 1/1/25 to 12/31/25), 610 Newport Center (from 1/1/25 to 12/31/25)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the BMO 2024-C9 securitization, pursuant to which the following mortgage loans were serviced by such party: 20 & 40 Pacifica (from 1/1/25 to 12/31/25)

•         Trimont LLC, as Master Servicer under the BBCMS 2024-C28 securitization, pursuant to which the following mortgage loans were serviced by such party: 900 North Michigan (from 3/1/25 to 12/31/25)

•         Wells Fargo Bank, National Association, as Master Servicer under the BBCMS 2024-C28 securitization, pursuant to which the following mortgage loans were serviced by such party: 900 North Michigan (from 1/1/25 to 2/28/25)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BBCMS 2024-C28 securitization, pursuant to which the following mortgage loans were serviced by such party: 900 North Michigan (from 1/1/25 to 12/31/25)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the BBCMS 2024-C30 securitization, pursuant to which the following mortgage loans were serviced by such party: Newport Centre (from 1/1/25 to 12/31/25)

•         Argentic Services Company LP, as Special Servicer under the WFCM 2024-C63 securitization, pursuant to which the following mortgage loans were serviced by such party: Grapevine Mills (from 1/1/25 to 12/31/25), Marriott Myrtle Beach Grande Dunes Resort (from 1/1/25 to 12/31/25), 610 Newport Center (from 1/1/25 to 12/31/25)

•         Argentic Services Company LP, as Special Servicer under the BMO 2024-C9 securitization, pursuant to which the following mortgage loans were serviced by such party: 20 & 40 Pacifica (from 1/1/25 to 12/31/25)

•         LNR Partners, LLC, as Special Servicer under the BBCMS 2024-C28 securitization, pursuant to which the following mortgage loans were serviced by such party: 900 North Michigan (from 1/1/25 to 12/31/25)

•         Computershare Trust Company, National Association, as Custodian under the WFCM 2024-C63 securitization, pursuant to which the following mortgage loans were serviced by such party: Grapevine Mills (from 1/1/25 to 12/31/25), Marriott Myrtle Beach Grande Dunes Resort (from 1/1/25 to 12/31/25), 610 Newport Center (from 1/1/25 to 12/31/25)

•         Computershare Trust Company, National Association, as Custodian under the BMO 2024-C9 securitization, pursuant to which the following mortgage loans were serviced by such party: 20 & 40 Pacifica (from 1/1/25 to 12/31/25)

•         Computershare Trust Company, National Association, as Custodian under the BBCMS 2024-C28 securitization, pursuant to which the following mortgage loans were serviced by such party: 900 North Michigan (from 1/1/25 to 12/31/25)

•         Computershare Trust Company, National Association, as Custodian under the BBCMS 2024-C30 securitization, pursuant to which the following mortgage loans were serviced by such party: Newport Centre (from 1/1/25 to 12/31/25)

Date:  March 23, 2026

By /s/ Jane Lam

      Name: Jane Lam

      Title: President